UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2022
AppHarvest, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39288	84-5042965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Appalachian Way Morehead, KY	40351
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (606) 653-6100
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	APPH	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	APPHW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 13, 2022, AppHarvest, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). There were 69,907,935 shares of common stock represented at the Annual Meeting by valid proxies or voted at the Annual Meeting, which was approximately 69% of the shares of common stock entitled to vote at the Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on the three proposals set forth below. A more detailed description of each proposal is set forth in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 1, 2022.

Proposal 1 – Election of Directors

Jonathan Webb, David Lee, Kiran Bhatraju, Ciara A. Burnham, Greg Couch, Patrick Halfmann, Anna Mason, R. Geof Rochester, Martha Stewart and J. Kevin Willis were each elected to serve as a member of the Company’s Board of Directors (the “Board”) until the 2023 Annual Meeting of Stockholders and until his or her successor is duly elected or qualified, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jonathan Webb	39,474,367	8,329,746	22,103,822
David Lee	47,072,825	731,288	22,103,822
Kiran Bhatraju	37,096,992	10,707,121	22,103,822
Ciara A. Burnham	37,254,711	10,549,402	22,103,822
Greg Couch	37,227,505	10,576,608	22,103,822
Patrick Halfmann	47,067,101	737,012	22,103,822
Anna Mason	37,181,497	10,622,616	22,103,822
R. Geof Rochester	47,042,368	761,745	22,103,822
Martha Stewart	37,497,646	10,306,467	22,103,822
J. Kevin Willis	46,768,830	1,035,283	22,103,822

Proposal 2 – Ratification of the Selection of Independent Registered Public Accounting Firm

The stockholders ratified the selection by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022, by the following votes:

Votes For	Votes Against	Votes Abstain
69,408,436	370,520	128,979

Proposal 3 – Approval, on a Non-Binding Advisory Basis, of the Frequency of Future Non-Binding Advisory Votes to Approve the Compensation of the Company’s Named Executive Officers

The stockholders approved, on a non-binding advisory basis, to hold future non-binding advisory votes to approve the compensation of the Company’s named executive officers every year by the following votes:

One Year	Two Years	Three Years	Votes Abstain	Broker Non-Votes
47,294,452	142,372	205,294	161,995	22,103,822

In light of this result, the Board determined to hold future non-binding, advisory votes on executive compensation every year, so that the next such vote will be held at the Company’s 2023 Annual Meeting of Stockholders. Under Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, the Company will hold the next non-binding, advisory vote on the frequency of holding a non-binding, advisory vote on the Company’s executive compensation no later than its 2028 Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AppHarvest, Inc.

Dated: May 17, 2022
	By:	/s/ Loren Eggleton
Loren Eggleton
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)